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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                  Years Ended April 30,
                                                                  -------------------------------------------------------
                                                                   1998        1997        1996        1995        1994
                                                                  -------     -------     -------     -------     -------
Earnings:
Income before extraordinary item and contribution
   to Equity Compensation Plan                                    $ 9,727     $10,685     $ 9,079     $ 8,064     $ 1,486

Interest expense including amortization of debt issuance costs     13,387       7,816       6,630       4,345       2,951

Interest portion of Rental Expense                                    436         467         438         428         439

                                                                  -------     -------     -------     -------     -------
Total Earnings                                                    $23,550     $18,968     $16,147     $12,837     $ 4,876
                                                                  =======     =======     =======     =======     =======

Fixed Costs:
Interest expenses including amortization of
   debt issuance costs                                            $13,387     $ 7,816     $ 6,630     $ 4,345     $ 2,951

Interest portion of Rental Expense                                    436         467         438         428         439
                                                                  -------     -------     -------     -------     -------
Total Fixed Charges                                               $13,823     $ 8,283     $ 7,068     $ 4,773     $ 3,390
                                                                  =======     =======     =======     =======     =======

Ratio of Earnings to Fixed Charges                                   1.70x       2.29x       2.28x       2.69x       1.44x
                                                                  =======     =======     =======     =======     =======

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